UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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HERITAGE OAKS BANCORP
545 12th Street
Paso Robles, California 93446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2007
7:00 P.M.

TO THE STOCKHOLDERS OF HERITAGE OAKS BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the 2007 Annual Meeting of Stockholders (the “Meeting”) of Heritage Oaks Bancorp (“Company”) will be held at the Company’s office at 545 12th Street, Paso Robles, California 93446 on Thursday, May 24, 2007 at 7:00 p.m. local time for the purpose of considering and voting on the following matters:

1.
Election of Directors. To elect nine (9) persons to the Board of Directors of the Company to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and have qualified. The following persons have been nominated by the Company for election:

Donald H. Campbell	Kenneth L. Dewar
Mark C. Fugate	Dee T. Lacey
Merle F. Miller	Michael J. Morris
Daniel J. O’Hare	Alexander F. Simas
Lawrence P. Ward

2.	Ratification of Independent Accountants. To ratify the appointment of Vavrinek, Trine, Day & Co. LLP as the Company’s independent accountants for the 2007 fiscal year.

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Only those Stockholders of record at the close of business on March 30, 2007 will be entitled to notice of and to vote at the Meeting.

IT IS VERY IMPORTANT THAT EVERY STOCKHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. IF YOU DO NOT ATTEND THE MEETING, YOU MAY REVOKE THE PROXY PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING TO THAT EFFECT OR BY FILING A LATER DATED PROXY.

IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

Dated: April 23, 2007	By order of the Board of Directors

/s/ Gwen R. Pelfrey
Gwen R. Pelfrey
Secretary

Mailed to Stockholders
on or about April 23, 2007
HERITAGE OAKS BANCORP
PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION
This Proxy Statement is being furnished to the stockholders of Heritage Oaks Bancorp, a California corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 24, 2007 at 7:00 p.m. local time (the "Meeting"). Only stockholders of record on March 30, 2007 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 6,410,829 shares of its no par value Common Stock (the "Common Stock").

Stockholders are entitled to one vote for each share held, except that for the election of directors each Stockholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such Stockholder multiplied by the number of directors to be elected. Each Stockholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses. However, no Stockholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such Stockholder) unless such candidate's name has been placed in nomination prior to the voting and the Stockholder has given notice at the Meeting prior to the voting of the Stockholder's intention to cumulate his or her votes. If any Stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Prior to voting, an opportunity will be given for stockholders or their proxies at the Meeting to announce their intention to cumulate their votes. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes on shares for which they hold a proxy.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke that proxy prior to its exercise. The proxy may be revoked prior to the Meeting by delivering to the Secretary of the Company either a written instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy may also be revoked by the Stockholder by attending and voting at the Meeting.

Votes cast by proxy or in person at the Meeting will be counted by the Inspectors of Election for the Meeting. The Inspectors will treat abstentions and "broker non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self regulatory organization of which the broker or nominee is a member) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not be counted as shares voted for purposes of determining the outcome of any matter as may properly come before the Meeting.

Unless otherwise instructed, each valid proxy returned which is not revoked will be voted in the election of directors "FOR" the nominees of the Board of Directors, “FOR” the ratification of accountants, and, at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to postpone or adjourn the Meeting).

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiary, Heritage Oaks Bank (the “Bank”), may (without additional compensation) solicit proxies by telephone or personal interview, the costs of which will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
As of February 1, 2007, no individual known to the Company owned more than five percent (5%) of the outstanding shares of its Common Stock except as described below.

Name and Address of Beneficial Owner 1/	Amount and Nature of Beneficial Owner 2/	Percent of Class 3/

Dr. B. R. Bryant	401,984	6.30%

Merle F. Miller	375,956	5.92%

Ole K. Viborg	402,391	6.31%

Lawrence P. Ward	332,550	5.21%

1/	Except as otherwise indicated, the address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.
2/	For information concerning the amount and nature of beneficial ownership, see “Security Ownership of Management.”
3/	Including shares of Common Stock subject to stock options exercisable within 60 days of the record date.

2

Security Ownership of Management
The following table sets forth, as of February 1, 2007, information as to the shares concerning the equity ownership of the Company's directors/nominees and named executive officers1/ listed in the Summary Compensation Table, and directors and named executive officers as a group. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, Common Stock.

Name and Address of Beneficial Owner 2/	Relationship with Company	Amount and Nature of Beneficial Owner 3/		Percent of Class 4/
Dr. B.R. Bryant	Chairman of the Board	401,984	5/	6.30%
Donald H. Campbell	Vice-Chairman	57,190	6/	*
Kenneth L. Dewar	Director	38,607	6/	*
Mark C. Fugate	Director	88,907	6/	1.39%
Dee T. Lacey	Director	41,691	6/	*
Merle F. Miller	Director	375,956	6/	5.92%
Michael J. Morris	Director	41,575	7/	*
Daniel J. O'Hare	Director	10,962	8/	*
Alexander F. Simas	Director	24,277	6/	*
Ole K. Viborg	Director	402,391	9/	6.31%
Lawrence P. Ward	President, Chief Executive Officer and Director	332,550	5/	5.21%
Margaret A.Torres	Executive Vice President / Chief Financial Officer	25,421	6/	*
Gwen R. Pelfrey	Executive Vice President / Chief Administrative Officer	72,901	6/	1.14%
Paul Tognazzini	Executive Vice President / Chief Lending Officer	71,882	6/	1.13%
Mark W. Stasinis	Executive Vice President / Southern Regional Manager	40,478	6/	*
All directors, nominees, and named
executive officers of the Company
as a group of (15 persons)	2,026,772	31.78%

*	Less than 1%.
1/
As used throughout this Proxy Statement, the term “named executive officer” means the President and Chief Executive Officer, the Executive Vice President and Chief Administrative Officer, Executive Vice President and Chief Lending Officer, Executive Vice President and Chief Financial Officer, and the Executive Vice President and Southern Regional Manager. The Chairman of the Board, the Vice Chairman of the Board, and the Company’s other officers are not treated as executive officers of the Company.

2/	The address for all persons listed is c/o Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.
3/
Except as otherwise indicated in these notes, and subject to applicable community property laws and shared voting and investment, includes shares held by each person’s spouse (except where legally separated) and minor children; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shares power with a spouse); or shares held in an Individual Retirement Account as to which such person has pass-through voting rights and investment power.

4/	Includes shares of Common Stock subject to stock options exercisable within 60 days of record date.
5/
Includes 165,632 shares held as Trustee of Heritage Oaks Bancorp Employee Stock Ownership Plan. Dr. Bryant and Mr. Ward are co-trustees of the Stock Ownership Plan and under applicable rules the entire number of shares owned by such Plan is attributed to each of the trustees and the effect of the attributions rules results in the number of shares being double counted. Also, includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock awards.

6/	Includes shares of Common Stock subject to stock options exercisable within 60 days of record date and restricted stock awards.
7/	Includes shares held as a trustee of Andre, Morris and Buttery 401K and includes shares of Common Stock subject to stock options exercisable within 60 days of record date.
8/
Includes shares held as a trustee of Glenn, Burdette, Phillips and Bryson Tax and Business Services, Inc. 401K , shares held in his own 401K, shares held in his family trust and included shares of Common Stock subject to stock options exercisable within 60 days of record date.

9/	Includes shares of Common Stock held by Mr. Viborg in Ole Viborg, Inc and in his family trust, also includes shares of Common Stock subject to stock options exercisable within 60 days of record date.

SECTION 16(a) BENEFICIAL OWNERHSIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of any registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of the Company. Executive officers, directors, and greater than 10% shareholders are required by regulation to furnish the Company, with copies of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company or otherwise in its files, all the Company’s officers, directors and 10% shareholders complied with all applicable Section(a) filing requirements during 2006.

CORPORATE GOVERNANCE
The Company has a strong commitment to good corporate governance and to the highest standards of ethical conduct.

Corporate Governance Guidelines
The Board of Directors’ Corporate Governance Guidelines (the “Guidelines”), which include guidelines for determining director independence and reporting concerns to non-employee directors, are published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. The Board regularly reviews corporate governance developments and modifies these Guidelines and committee charters as warranted. Any modifications are reflected on the website.

Board of Directors
The Company is governed by a Board of Directors (the “Board”) and various Committees of the Board that meet throughout the year. Directors discharge their responsibilities throughout the year at Board and Committee meetings and also through telephone contact and discussions with the Company’s President and other officers and by reviewing materials provided to them.

Director Independence
It is the Board’s objective that at least a majority of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company or the Bank and is otherwise an “independent director” within the meaning of the NASDAQ rules. The following ten directors (constituting 90% of the entire Board) satisfy the Corporate Governance Guidelines’ requirements for independence: Bryant, Campbell, Dewar, Fugate, Lacey, Miller, Morris, O’Hare, Simas and Viborg.

All members of the audit, the compensation and organization, and the nominating and governance committees must be independent directors. Members of the audit committee must also satisfy a Securities and Exchange Commission requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of our subsidiaries other than their director’s compensation. All members of the audit, compensation and organization, and nominating and governance committees satisfy the relevant independence requirements.

Meetings and Attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual stockholders’ meeting. In 2006, 11 of the 11 members of the Board attended our annual stockholders’ meeting.

During 2006, the Company’s Board held 6 meetings, and each director attended at least seventy-five percent (75%) of all meetings of the Company’s Board and of meetings of the Company committees on which they served.

Meetings of Independent Directors
NASDAQ Marketplace Rule 4350(c)(2) requires that the independent directors have regularly scheduled meetings without any management directors present. In 2006, the independent directors met 3 times.

Communication with the Board of Directors
The ability of stockholders to communicate directly with the Board is an important feature of corporate governance and assists in the transparency of the Board’s operations. In furtherance of this interest, the Board has included in the Guidelines a process by which a Stockholder may communicate directly in writing to the Board. The process described in the Guidelines was approved by a majority of the independent directors on the Board. Please refer to Section IV of the Guidelines for further information.

Director Nomination Process
The Nominating and Governance Committee is responsible for recommending for the Board’s selection the slate of director nominees for election to the Company’s Board and for filling vacancies occurring between annual meetings of stockholders. Additional detail concerning the Nominating and Governance Committee is contained in the discussion “Committees of the Board of Directors - Nominating and Governance” below.

This committee will consider Stockholder recommendations for candidates for the Board. Recommendations can be made in accordance with Section I.C. of the Guidelines. A shareholder may make a recommendation to the Committee to consider a particular individual(s) for nomination. The recommendation(s) will be evaluated using the criteria set forth in the Guidelines. Directors serve until the next annual shareholder meeting. A person of age seventy or older at the time of the election shall not stand for election or re-election, except those Directors who have served on the board of the Company prior to 2000 who have been “grandfathered” to be eligible for nomination until the age of seventy five. The Board may fill vacancies in existing or new director positions with such directors serving only until the next election of Directors.  The Committee’s non-exclusive list of criteria for Board members is set forth in Section I.A of the Guidelines. The committee screens all potential candidates in the same manner regardless of source of the recommendation. At present, the Nominating and Governance Committee does not engage a third part to identify and evaluate potential director candidates. All of the nominees approved by the Nominating and Governance Committee for election at the 2007 Annual Meeting were recommended by management and the Board.

Code of Conduct
The Company expects all of the directors, officers (including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and employees of the Company and the Bank to adhere to the highest standards of ethics and business conduct with each other, customers, stockholders and the communities they serve and to comply with all applicable laws, rules and regulations that govern our business. These principles have long been embodied in Bank’s various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information. The Company’s Board has adopted a comprehensive code of conduct reflecting these policies that complies with the Securities and Exchange Commission’s definition of a “code of ethics”. This code of conduct is published on the Corporate Governance section of our website at www.heritageoaksbancorp.com. Any change to or waiver of the code of conduct (other than technical, administrative and other non-substantive changes) will be posted on the Company’s website or reported on a Form 8-K filed with the Securities and Exchange Commission. While the Board may consider a waiver for an executive officer or director, the Board does not expect to grant such waivers.

Committees of the Board of Directors
Among other committees, the Company has an audit, executive, nominating/corporate governance, and compensation and organization committees. The following describes for each of these four committees its current membership, the number of meetings held during 2006, and its function.

Audit. Directors Campbell (Chairman), Bryant, Dewar, Fugate and O’Hare.
This Committee met ten (10) times in 2006. Pursuant to its charter, the Audit Committee is a standing committee appointed annually by the Board of Directors. The Committee assists the Board of Directors in fulfilling its responsibility to the stockholders and depositors relating to the quality and integrity of the Company’s accounting systems, internal controls and financial-reporting processes, the identification and assessment of business risks and the adequacy of overall control environment within the Company. In so doing, they will:

•	Subject to Stockholder ratification, appoint the Company’s independent accountants for the annual audit;

•	Pre-approve all audit or permitted non-audit services performed by the independent accountants;

•	Review recommendations and reports submitted by the regulatory agencies, the independent accountants, management, and the Internal Auditor;

•	Routinely report to the Board, the Committee’s activities and all matters of significance, making recommendations for change as deemed advisable;

•
Establish and maintain contact with the independent accountants and the Internal Auditor to satisfy themselves that audit coverage is adequate, appropriate programs are maintained, and activities are executed properly;

•	Discuss directly with management any issues of concern or interest to the Committee; and

•	Employ such resources in the performance of their duties, including access to separate legal counsel and external consultants, as the Committee deems necessary.

Our Board has determined that Daniel J. O’Hare is an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

The Board has adopted an Audit Committee Charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. A copy of the Audit Committee’s Report for the year-ended December 31, 2006 is attached as Appendix “A.”

Executive. Directors Bryant, (Chairman) Campbell, Fugate, Morris and Ward.
This Committee met one (1) time in 2006.

This committee is empowered to meet and make any and all decisions on behalf of the entire board of directors of the Company between board meetings, except as restricted by law.

Nominating and Governance. Directors Fugate, (Chairman), Lacey, Miller, Morris and Viborg.
Our Board has adopted a Nominating and Governance Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. This committee met two (2) times in 2006. The committee:

•	Reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board;

•	Reviews the development and performs an annual review of the Company’s Corporate Governance Guidelines;

•	Oversees the annual self-evaluations of the Board and its committees and makes recommendations to the Board concerning the structure and membership of the other Board committees .

Compensation and Organization Committee. Directors Simas (Chairman), Bryant, Fugate, Lacey, Morris, and O’Hare.
Our Board has adopted a Compensation and Organization Committee charter, a copy of which is published on the Corporate Governance section of the Company’s website at www.heritageoaksbancorp.com. For a detailed description of the Compensation and Organization Committee’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion and Analysis” herein. The committee met nine (9) times in 2006. In general the Committee:

•	Establishes proper compensation for the President and the other executive officers of the Bank;

•	Provides oversight of management’s decisions regarding salary procedure for other senior officers and employees; and

•	Makes recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Reviews director compensation and benefits.

PROPOSAL NO. I
ELECTION OF DIRECTORS OF THE COMPANY

The number of directors authorized for election at the Meeting is nine (9). The Nominating and Corporate Governess Committee has nominated nine (9) of the incumbent directors to serve as the Company's directors. Each director will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

All proxies will be voted for the election of the nine (9) nominees listed below recommended by the Board of Directors unless authority to vote for the election of any directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Board of Directors
The following table sets forth certain information as of February 1, 2007 regarding information concerning its current Directors and Executive Officers. The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company. The Board of Directors has determined that each director listed below, other than Mr. Ward, is “independent” as defined in Rule 4200(a)(15) of the listing standards for the companies quoted on The NASDAQ Stock Market. There is no family relationship between any of the directors or executive officers.

Name	Age	Position/Background
Dr. B.R. Bryant	74	Chairman of the Board of Directors of the Company and of the Bank since November 15, 1994, and 1982, respectively; Veterinarian; General Contractor dba B.R. Bryant Construction

Donald H. Campbell	65	Vice Chairman of the Board of Directors of the Company and of the Bank since November 15, 1994, and 1983, respectively. Owner, El Pomar Vineyard Service.

Kenneth L. Dewar	48	Director of the Company and of the Bank since August 27, 1998. President, J.B. Dewar, Inc. (wholesale petroleum distribution).

Mark C. Fugate	45	Director of the Company and the Bank since October 31, 2003. Real Estate Broker/Assistant Manager of Charter Brokerage Company.

Dee T. Lacey	64	Director of the Company and of the Bank since January 23, 1997. Rancher and businesswoman.

Merle F. Miller	70	Director of the Company and of the Bank since November 15, 1994, and 1985, respectively. Rancher & farmer; Owner, M & D Ranching.

Michael J. Morris	61	Director of the Company and of the Bank since January 26, 2001. Attorney, Chairman of the Board of the law firm of Andre, Morris & Buttery.

Daniel J. O’Hare	43	Director of the Company and the Bank since November 19, 2004. Director of accounting firm Glenn, Burdette, Phillips and Bryson.

Alexander Simas	56	Director of the Company and of the Bank since October 31, 2003. Attorney and Partner of Kirk & Simas, a law firm.

Ole K. Viborg	75	Director of the Company since November 15, 1994. Owner, Ole Viborg, Inc. (paving contractor).

Lawrence P. Ward	55
Director, President and Chief Executive Officer of the Company and of the Bank since November 15, 1994, and January 11, 1993, respectively. President, Chief Executive Officer and Director of Bank of Evergreen, Evergreen, Colorado, 1991-92, and Mountain Valley National Bank, Conifer, Colorado, 1986-92.

None of the Company's or the Bank's Directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Current Executive Officers
The following summary sets for the age, position and a brief account of the business experience during the past five years of those current executive officers of the Company who are not also directors of the Company.

Name		Position/Background
Craig Heyl	59
Executive Vice President/Client Services since September 2006 to present, December 2005 to August 2006 SVP, Senior Relationship Manager, Heritage Oaks Bank, April 2005 to December 2005: VP, Commercial Relationship Manager, Heritage Oaks Bank, March 2002 to August 2004 Senior Vice President, Senior Relationship Manager, Bank of America

Gwen R. Pelfrey	55	Secretary of the Company and Secretary, Executive Vice President and Chief Administrative Officer of the Bank since November 1994, and October 1987, respectively.

Mark W. Stasinis	56	Executive Vice President/Southern Regional Manager January 2006 to present. Previously, Senior Vice President/Lending Officer 1996 to December 2005.

Paul Tognazzini	58	Executive Vice President/Chief Lending Officer 1990 to present.

Margaret A. Torres	56	Executive Vice President/Chief Financial Officer of the Company and the Bank since February, 1999.

Joni Watson	52	Executive Vice President/Human Resources Officer of the Company and the Bank since June 2006. VP, Human Resources Manager III, Wells Fargo & Company February 2001 to June 2006,

COMPENSATION OF DIRECTORS
The following table summarizes compensation paid to the Company’s non-officer directors for services during 2006, including services as directors of the Bank. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($) (6)	Total ($) (7)
Dr .B. R. Bryant	$48,767	0	0	0	0	0	$48,767
Donald H. Campbell	$31,883	0	0	0	0	0	$31,883
Kenneth L. Dewar	$27,783	0	0	0	0	0	$27,783
Mark C. Fugate	$29,267	0	0	0	0	0	$29,267
Dee T. Lacey	$30,733	0	0	0	0	0	$30,733
Merle F. Miller	$31,667	0	0	0	0	0	$31,667
Michael J. Morris	$30,583	0	$14,124	0	0	0	$44,707
Daniel J. O’Hare	$28,117	0	$11,804	0	0	0	$39,921
Alexander Simas	$29,233	0	0	0	0	0	$29,233
Ole K. Viborg	$1,767	0	0	0	0	0	$1,767

(1)
The following fees apply to directors’ of the Company. The Chairman of the Board of Directors receives an annual retainer of $4,500 and all other non-employee directors receive an annual retainer of $1,000. All members of the board received $100.00 for each regular meeting attended. The chairman of the Audit Committee and the chairman of the Compensation Committee receive $300 for each regular committee meeting attended and all other committee members received $100 for each regular committee meeting attended. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2006 was $39,367. The Company retains Andre, Morris and Buttery for legal services. Total amount paid during 2006 was $3,720. Director Morris is the Chairman of the Board of the law firm Andre, Morris and Buttery.

The following fees apply to the directors’ of the Bank. Directors’ fees are paid by Heritage Oaks Bank. The Chairman of the Board of Directors is paid a retainer of $30,000 per year and all other non-employee directors receive an annual retainer of $15,000. The chairman of each committee receives $300 for each regular committee meeting attended during 2006. All other non-employee directors received $100 for each regular committee meeting attended during the year. All members of the board received $750.00 for each regular meeting attended. The total amount of fees paid to directors as retainers and for attendance at Board and committee meetings during 2006 was $250,433.

(2)	There were no stock awards granted to directors during the 2006 fiscal year.

(3)	Amount shown reflects expense for vested options pursuant to FAS 123(R) for 2006 fiscal year.

(4)	There was no incentive “plan” in place for 2006.

(5)	There we no pension plans or nonqualified deferred Compensation Plans in place for directors during the 2006 fiscal year.

(6)	There we no “other compensation” paid during the 2006 fiscal year.

EXECUTIVE COMPENSATION

Report of the Compensation and Organization Committee

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions described above, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement, as well as in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Alexander Simas (Chairman)	Dr. B.R. Bryant	Mark C. Fugate

Dee T. Lacey	Daniel J. O’Hare	Michael J. Morris

Compensation Discussion and Analysis

Overview
The Company seeks to utilize compensation programs designed to align named executive officer (“NEO”) compensation with shareholder value by linking compensation with performance, taking into account competitive compensation levels in similar banks and in the markets where the Company competes for talent in general. The purpose is to encourage and reward NEOs for achieving and maintaining above peer performance levels.

The Company’s compensation program is intended to meet three principle objectives: 1) to be an employer of choice, 2) to align pay with performance, and 3) to have flexibility in compensation in order to attract qualified individuals. To meet these objectives the Bank views compensation as one key to being an employer of choice in its markets, with the ability to attract and retain key employees critical to its long-term success. The Company provides a competitive salary combined with incentive opportunities and benefits that provide above-market total compensation for outstanding bank and individual performance. Salary ranges and individual compensation decisions take into account local competitive pressure and changing conditions. Furthermore, the targeted competitive position may vary depending on the type and level of position, recognizing the difference in recruiting conditions and relative importance of various qualifications.

These objectives help guide the Compensation and Organization Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) and management in assessing the proper allocation between base salary, annual bonus and long-term equity awards. Other considerations include business objectives and fiduciary and corporate responsibilities including affordability.

The Committee engaged the Compensation Group of Clark Consulting to review executive compensation at the Bank and provide an objective third party review of competitive compensation, annual incentives and long-term incentives. In their compensation analysis, Clark Consulting utilized a custom peer group of 19 publicly traded banks. The peer group was selected based upon asset size, geographic location, and performance. The Cash compensation of the Bank’s executives was compared to the market 50th and 75th percentiles, using proxy data and industry surveys where available. The total compensation (salary, annual bonus and long-term incentives) for the Bank’s executives was compared to the 50th and 75th percentiles of the customized proxy peer group. The Bank’s long-term incentives for executives were compared to both the peer group and the banking industry as a whole. The peer group consisted of the following companies:

Northern Empire Bancshares
Sierra Bancorp
Pacific Mercantile Bancorp
North Valley Bancorp
Community Bancorp, Inc.
Temecula Valley Bancorp, Inc.
Bank of Marin
United Security Bancshares
American River Bankshares

North Bay Bancorp
BWC Financial Corp.
Desert Community Bank
Bridge Capital Holdings
Bank of Commerce Holdings
Community Valley Bancorp
Central Valley Comm. Bancorp
Plumas Bancorp
FCB Bancorp
1st Centennial Bancorp

The Committee reviews, on an annual basis, the base salary and bonus and other compensation elements of the President. In 2006 the Committee reviewed the scope of responsibilities and experience and balanced them against competitive salary levels. The Committee has the opportunity to meet with the President at various times during the year, which allows the committee to form its own assessment of the individual’s performance. In addition, the President conducts an evaluation of each Executive Vice President (EVP), which includes a review of their contributions and performance over the past year then recommends an appropriate salary increase.

Compensation Elements
There are six major elements that comprise the Company’s compensation program (1) Base Salary, (2) Annual cash bonus opportunities, (3) Equity awards, (4) Retirement benefits provided under a 401(k) plan, an Employee Stock Ownership Plan and Salary Continuation Plans, (5) Executive perquisites and generally available benefit programs and (6) Sales Compensation. The compensation mix is effective in helping the bank achieve the objectives of the compensation program. Base salary and cash bonuses help to attract and retain talent in a competitive marketplace; equity awards provide bank ownership that helps to drive long-term performance and talent retention; retirement benefits that help employees prepare for retirement provide a competitive benefit that helps attract and retain talent; executive perquisites cover expenses related to the job as well as provide income protection for situations like illness, disability, change in control; and sales commission provides a focus on transactional sales relationship activities that generate loan and deposit volume.

Base salary provides our NEOs pay for core responsibilities and pay levels consider the scope of responsibilities, complexity of the job, and impact the job has on the organization. Base salary, is targeted on average, at the 50th to 60th percentile of a group of peer banks compensation.

Annual cash bonuses incent performance by rewarding achievement of annual performance goals. Annual Cash bonuses earned in 2006 by all executives were discretionary and rewarded for individual performance that contributed to the bank’s performance. .

Equity Awards. On May 26, 2005, the shareholders of the company adopted the 2005 Plan pursuant to which the Compensation Committee may award selected officers and other company or Company subsidiary employees restricted shares of the Company’s common stock. Awards allowed in this plan may include any Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Equity awards distributed in 2006 were based on a desire to increase bank ownership levels for all bank officers.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs. The Company offers a variety of health and welfare and retirement programs to all eligible employees. The named executives are generally eligible for the same benefit program on the same basis as all employees.

The health and welfare program are intended to protect employees against catastrophic loss and encourage wellness. The health and welfare programs include medical, pharmacy, dental, vision, life insurance an accidental death and disability. All employees receive an insurance subsidy, based on length of service and job level, they can apply to their insurance premiums. Mr. Ward’s entire insurance costs are paid for by the bank which exceeded the regular insurance subsidy. EVPs are eligible for the maximum subsidy regardless of length of service. Based on their length of service Pelfrey, Tognazzini, and Stasinis received the same benefit allowed employees, Torres, received subsidies that exceeded the regular subsidy.

The Bank maintains the tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Bank employees are eligible to receive matching contributions from the Bank that are subject to vesting over time. The Bank’s matching contribution on the 401(k) Plan for year 2006 matched 25% up to 15% of the employee’s salary.

Employee Stock Ownership Plan. The Company sponsors an employee stock ownership plan that covers all employees who have completed 12 consecutive months of service, are over 21 years of age and work a minimum of 1,000 hours per year. The Heritage Oaks Bancorp Employee Stock Ownership Plan (ESOP) became effective January 1, 1997. The ESOP is a way of enabling employees to share in the Bank’s growth while accumulating retirement assets. The amount of the annual contribution to the ESOP is at the discretion of the Board of Directors. This is a non-contributory plan for employees. The contributions made to this plan were approximately $364k in 2006, $216k in 2005 and $206k in 2004.

The annual ESOP contribution is based on compensation for the year as a percentage of the total compensation of all eligible ESOP participants, up to a maximum of $210,000 per person. Participants are 100% vested after 7 years of service. The entire amount of the vested account will be distributed either in lump sum or annual installment payments as soon as administratively feasible after the end of the Plan Year of participant’s break in service for any reason

Salary Continuation Plans. Recognizing the importance of building and retaining a competent executive management team, the Board of Directors purchased life insurance policies on the lives of certain key employees, at the level of Senior Vice President and above. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors utilized an independent compensation consultant and based on advice received they reviewed and adopted an integrated conditional non-qualified deferred compensation plan. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of $153,166 to Mr. Ward and $48,000 to Ms. Pelfrey, Mr. Tognazzini, Ms. Torres and Mr. Stasinis. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause. In the event of the executive’s death, the Bank is obligated to pay any remaining amounts due under the agreement to the executive’s spouse or designated beneficiary over the remaining payout period (or in a lump sum, as the case may be). Other events which may also alter when payment of the annual benefit is to begin, and the amount to be paid, include: (i) disability, as defined in the agreement, in which case the employee will begin to receive the defined benefit at the earlier of the defined retirement age or when he is no longer entitled to receive disability benefits under his principal disability insurance policy; and (ii) constructive termination following a change in control, in which case the executive is entitled to all or a portion of the annual benefit depending upon length of service prior to termination. If, however, the executive’s employment is terminated for cause, the Bank is released from all payment obligations to the Executive.

Commission is a variable pay component for broad group of employees in sales positions, used to focus sales employees on generating sales volume. EVPs Tognazinni and Stasinis who manage these functions are also eligible for the commission pay for the business portfolio they manage. Commission pay is set by product type and is a percentage per deposit balance and loan fees generated average that can be changed to create focus on specific products.

Committee Review of Compensation Policies
The Committee reviewed NEO compensation and benefits in 2006 by measuring each component of compensation against Committee’s compensation objectives. During this review, a number of issues were examined and decisions were made by the Committee including, (1) a comparison of base pay levels for NEOs to similar positions in the marketplace, with the establishment of salary ranges for each position, (2) change in control benefit arrangements were considered and a decision was made to implement such benefits during 2007 for executive positions reporting to the President, (3) the change in control benefit in the CEO’s current agreement was reviewed and determined to be adequate, (4) the Company’s equity based compensation practices were reviewed relative to peers as part of an overall review of NEO compensation planning for 2007, and based on such review the Committee recommended the development of a long-term equity compensation policy during 2007 to continue increasing the business ownership of NEOs and other officers of the Company, and (5) the Company’s retirement plans were reviewed. The Committee recommended the Board adopt an Annual Employee Cash Incentive Plan for 2007 including the following design elements: employee must be in good standing, achievement of overall bank-wide goals are required at the minimum as well as the achievement of department and individual goals to be established by Management. The Committee set the bonus formula that will be used to determine bonuses, if any, under the Bonus Plan for fiscal 2007. Whether any bonuses will be paid depends on actual performance during fiscal 2007 versus the predetermined goals. For Mr. Ward, the Committee will set goals related to financial performance and certain strategic goals. Mr. Ward’s bonus potential ranges from zero to 100% of his annual base salary. For the other named executives Mr. Ward will set goals related to financial performance and strategic organization and department goals. Each of the named executives bonus potential will range from zero to a maximum of 65%.

Summary Compensation Table
Set forth below is a table showing the compensation earned by the Company’s “named executive officers” in 2006:
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Lawrence P Ward President and Chief Executive Officer	2006	$239,200	$97,000	$87,771	$32,741	$0.00	$140,158	$48,206	$645,076

Margaret A Torres Executive Vice President and Chief Financial Officer	2006	$164,175	$32,500	$23,084	$16,370	$0.00	$47,984	$24,728	$308,841

Gwen R Pelfrey Executive Vice President and Chief Administrative Officer	2006	$149,400	$19,500	$23,084	$4,093	$0.00	$37,099	$20,589	$253,765

Paul Tognazzini Executive Vice President and Chief Lending Officer	2006	$127,553	$26,000	$23,084	$4,093	$0.00	$40,556	$46,550	$267,836

Mark W Stasinis Executive Vice President and Southern Regional Manager	2006	$112,833	$23,500	$23,084	$4,644	$0.00	$33,631	$69,850	$267,542

(1)	Amounts shown include cash and non-cash compensation earned and received as well as amounts earned but deferred at the election of those officers under the 401(k) Plan.

(2)	Amount shown as bonus payments were earned in the year indicated but not paid until the first quarter of the next fiscal year.

(3)
For the awards of stock, the dollar amount represents the amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year. Restricted stock awards made in 2006 were effective February 1, 2006 and valued at $19.15 per share.

(4)	Amounts shown reflects expense for vested options pursuant to FAS 123(R) for 2006 fiscal year.

(5)
Amounts shown include the annual accrual dollar amount applied to the executive’s salary continuation plans. This rate is determined annually based on the discount rate policy and pursuant to Financial Institutions Letter 16-2004.

(6)	All Other Compensation Footnotes

Amounts shown for Lawrence P. Ward in the 2006 figures includes $11,040 ESOP bank contribution, $1,463 in term life insurance premiums and $7,295 excess health benefit insurance premiums, $14,047 company provided automobile, $1,121 gross-up on salary continuation accrual, $2,990 in 401(k) company matched contributions, and $10,250 dividends on restricted stock.

Amounts shown for Margaret A. Torres in the 2006 figures includes $11,040 ESOP bank contribution, $1,365 excess health benefit insurance premiums, $7,050 automobile allowance, $358 gross-up on salary continuation accrual, $2,219 in 401(k) company matched contributions, and $2,696 dividends on restricted stock.

Amounts shown for Gwen R. Pelfrey in the 2006 figures includes $11,040 ESOP bank contribution, $0.00 excess health benefit insurance premiums, $4,617 automobile allowance, $328 gross-up on salary continuation accrual, $1,908 in 401(k) company matched contributions, and $2,696 dividends on restricted stock.

Amounts shown for Paul Tognazzini in the 2006 figures includes $21,629 deposit and loan fee commission, $11,040 ESOP bank contribution, $0.00 excess health benefit insurance premiums, $6,000 automobile allowance, $185 gross-up on salary continuation accrual, $5,000 in 401(k) company matched contributions, and $2,696 dividends on restricted stock

Amounts shown for Mark W. Stasinis in the 2006 figures includes $46,238 deposit and loan fee commission, $8,721 ESOP bank contribution, $0.00 excess health benefit insurance premiums, $7,100 automobile allowance, $95 gross-up on salary continuation accrual, $5,000 in 401(k) company matched contributions, and $2,696 dividends on restricted stock.

Grants of Plan Based Awards
Set forth below is a table showing awards to the Company’s “named executive officers” from the Company’s compensation plans:
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of option Awards	Grant Date Fair Value of Stock and Option Awards
Lawrence P Ward President and Chief Executive Officer	2/1/2006	25,000	0	n/a	$478,750
Margaret A Torres Executive Vice President and Chief Financial Officer	2/1/2006	6,575	0	n/a	$125,911
Gwen R Pelfrey Executive Vice President and Chief Administrative Officer	2/1/2006	6,575	0	n/a	$125,911
Paul Tognazzini Executive Vice President and Chief Lending Officer	2/1/2006	6,575	0	n/a	$125,911
Mark W Stasinis Executive Vice President and Southern Regional Manager	2/1/2006	6,575	0	n/a	$125,911

Employment Contracts and Termination of Employment and Change in Control Arrangements
There are no employment contracts between the Company or the Bank and their executive officers except Heritage Oaks Bancorp (the “Company”) has an employment agreement with Lawrence P. Ward, its President and Chief Executive Officer. The agreement has a three-year term expiring on December 31, 2007, and renews annually unless a party gives written notice to the other within certain time periods. The agreement established a base salary in 2005 of $239,200 and allows for an increase annually. As of January 1, 2007 the base salary is $265,200. The agreement also provides for continuation of participation in the Bank’s bonus compensation, 401(k), and executive salary continuation plans. The agreement also provides for payment of life insurance policy premiums and the use of a bank owned automobile. If the agreement were terminated without cause, Mr. Ward would receive severance pay equal to one year’s annual base salary in effect at the date of termination plus one year of insurance payments. In the event of termination during or after a merger or change of control, Mr. Ward would be entitled to severance pay equal to two year’s base salary in effect at the date of termination, plus an additional amount sufficient to pay for insurance coverage for a period of one year from the termination, and the auto provided by the bank to Mr. Ward would be transferred into his name at the time of termination. In the event of a change of control, Mr. Ward would be entitled to severance pay equal to two (2) years’ annual base salary if he is terminated or resigns for good reason. Events that are considered good reason include, but are not limited to, reduction in title, compensation, demotion, or expanded travel.

Equity Awards.
On May 26, 2005, the shareholders of the company adopted the 2005 Plan pursuant to which the Compensation and Organization Committee may award selected officers and other company or Company subsidiary employees various equity based awards. Awards allowed under this plan may include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Share Awards, or any combination thereof. Equity awards distributed in 2006 were based on a desire to increase bank ownership levels for all bank officers.

Restricted stock was issued to executives and officers of the Bank under this plan in 2006, as approved in December 2005 by the Compensation and Organization Committee. Effective February 1, 2006, the named executive officers received the following awards of restricted stock: Mr. Ward - 25,000 shares and Ms. Torres, Ms. Pelfrey, Mr. Tognazzini, and Mr. Stasinis each received 6,575 shares. The Restricted Stock issued has a 5 year cliff vesting. In the event of termination of a recipient’s employment with the company or employing subsidiary for any reasons other than retirement, death or total disability the recipient shall forfeit to the Company all non-vested restricted shares. At the discretion of the Committee the forfeiture restrictions shall lapse in the case of a Change in Control.

Employee Stock Ownership Plan
The annual ESOP contribution is based on compensation for the year as a percentage of the total compensation of all eligible ESOP participants, up to a maximum of $210,000 per person. Participants are 100% vested after 7 years of service. The entire amount of the vested account will be distributed either in lump sum or annual installment payments as soon as administratively feasible after the end of the Plan Year of participant’s break in service for any reason.

The named executive officers are 100% vested in their accounts. Stated value of award balances as of the most recent annual plan report (dated December 31, 2005) for the named executive officers are as follows: Ward $237,572.38, Torres $114,343.79, Pelfrey $161,288.69, Tognazzini $171,037.38, Stasinis $145,507.19.

Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding equity awards for each of the named executive officers as of
December 31, 2006:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (3)	Option Exercise Price ($) (4)	Option Expiration Date (5)	Number of Shares or Units of Stock That Have Not Vested (#) (6)	Market Value of Shares or units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (8)	Equity Incentive Plan Awards: Market or Payout Value of unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
Lawrence P Ward President and Chief Executive Officer	13,230	19,845	0	$10.7937	2/20/2014	25,000	$429,750	0	0
Margaret A Torres Executive Vice President and Chief Financial Officer	6,954 6,615	0 9,923	0 0	$4.0659 $10.7937	1/28/2009 2/20/2014	6,575	$113,024	0	0
Gwen R Pelfrey Executive Vice President and Chief Administrative Officer	28,222 1,654	0 2,481	0 0	$2.5512 $10.7937	7/11/2007 2/20/2014	6,575	$113,024	0	0
Paul Tognazzini Executive Vice President and Chief Lending Officer	13,222 1,6534	0 2,481	0 0	$2.5512 $10.7937	7/11/2007 2/20/2014	6,575	$113,024	0	0
Mark W Stasinis Executive Vice President and Southern Regional Manager	10,723 1,575	0 2,363	0 0	$3.9176 $12.1905	4/5/2010 11/19/2014	6,575	$113,024	0	0

1)	There were no awards transferred for any reason during 2006.

2)
All options were granted under the 1997 Stock Options plan and become exercisable in accordance with a vesting schedule established at the time of grant of (20%) twenty percent per year for (5) five years.

3)	There was no incentive “plan” in place for 2006.
4)	All options granted to the named executive officers were incentive stock options and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

5)	Options expire ten years from the date of grant.

6)
Restricted stock was issued to executives under the 2005 Equity Based Compensation Plan. Effective February 1, 2006 Mr. Ward received 25,000 shares and each EVP’s at that time (Torres, Pelfrey, Tognazzini, Stasinis) received 6,575 shares. The Restricted Stock issued has a 5 year cliff vesting. In the event of termination of Recipient’s employment with the company or employing subsidiary for any reasons other than Retirement, death or total disability the Recipient shall forfeit to the Company all non-vested restricted shares. At the discretion of the Committee the forfeiture restrictions shall lapse in the case of a Change in Control.

7)	Restricted stock market value was determined by using the Company’s closing price at fiscal year end of $17.19 per share.

8)	There was no incentive “plan” in place for 2006.

Option Exercises and Stock Vested
The following shows stock option exercises and vesting of restricted stock for each of the named executive officers during 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Lawrence P Ward President and Chief Executive Officer	0	0	0	0
Margaret A Torres Executive Vice President and Chief Financial Officer	0	0	0	0
Gwen R Pelfrey Executive Vice President and Chief Administrative Officer	0	0	0	0
Paul Tognazzini Executive Vice President and Chief Lending Officer	15,000	$239,250	0	0
Mark W Stasinis Executive Vice President and Southern Regional Manager	0	0	0	0

PENSION BENEFITS
The following shows pension benefits for each of the named executive officers during 2006:

Name	Plan Name (1)	Number of Years of Credited Service (#) (2)	Present Value of Accumulated Benefits ($) (3)	Payments During Last Fiscal Year ($) (4)
Lawrence P Ward President and Chief Executive Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$684,374	0
Margaret A Torres Executive Vice President and Chief Financial Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$214,947	0
Gwen R Pelfrey Executive Vice President and Chief Administrative Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$203,376	0
Paul Tognazzini Executive Vice President and Chief Lending Officer	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$214,332	0
Mark W Stasinis Executive Vice President and Southern Regional Manager	Heritage Oaks Bank Salary Continuation Agreement	See (2)	$ 64,163	0
(1) Heritage Oaks Bank Salary Continuation Agreement

(2) Number of years of credited service does not apply to the Salary Continuation Agreements. The benefit begins accruing at the effective date of the agreement and vests 10% per year for up to 10 years. Vesting percentages for each Executive vary depending on how long each policy has been in effect. Additional policies were purchased over time to bring Executives up to a certain benefit level. The following table lists the vesting percentage of each plan.

Salary Continuation Plan
Vesting Schedule
Participant	Vesting Percentage	Benefit
Ward	60%	$153,166
Torres	60%	$ 30,000
Torres	50%	$ 18,000
Pelfrey	80%	$ 30,000
Pelfrey	50%	$ 18,000
Tognazzini	50%	$ 30,000
Tognazzini	50%	$ 18,000
Stasinis	40%	$ 18,000
Stasinis	20%	$ 12,000
Stasinis	10%	$ 18,000
Heritage Oaks Bank does not have a defined pension plan, however, there are Salary Continuation Plans in place for certain key employees of the bank.

Salary Continuation Plans
The Salary Continuation Plan is a Bank Owned Life Insurance Plan that the Board of Directors purchased on the lives of certain key employees. The Bank is the sole owner and beneficiary of each policy. In order to define the specific death, disability and post-employment/retirement benefits to be provided, the Bank’s Board of Directors reviewed and adopted an integrated conditional non-qualified deferred compensation plan provided to the Bank by Clark Consulting. The form of the plan provided has been endorsed by the California Bankers Association, the American Bankers Association, as well as numerous other state banking associations. Under the terms of the plan, differing death, disability and post-employment/retirement benefits are provided to each covered employee. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including formal retirement on or after a specified age, each employee has been given what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment of $153,166 to Mr. Ward, $48,000 to Ms. Pelfrey, Mr. Tognazzini, Ms. Torres and Mr. Stasinis. Although the annual benefit amount will typically be paid in equal monthly installments over a fifteen (15) year period beginning at a normal retirement date for each Executive, a lesser and defined lump sum payment may be required in the event the employee’s employment with the Bank is terminated without cause.

In the event of the Executive’s early voluntary retirement, the Bank is obligated to payout 100% of the vested accrual balance upon termination. The vested accrual balances as of December 31, 2006 are: $410,625 for Mr. Ward, $123,351 for Ms. Torres, $146,799 for Ms. Pelfrey, $107,165 for Mr. Tognazzini, and $18,515 for Mr. Stasinis. If, however, the Executive’s employment is terminated for cause, the Bank is released from all payment obligations to the Executive.

In the event of a change in control, the bank is obligated to begin paying out monthly installments either at the time of the change in control and/or at normal retirement age depending on the agreement. If the change in control occurred on December 31, 2006 the annual amounts to be paid over a 15 year period are: $153,166 to Mr. Ward, $48,000 to Ms. Pelfrey, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.

In the event of the Executive’s disability, the amount of the benefit is 100% of the Accrual Balance determined as of the end of the month preceding such disability. The agreements are expected to begin paying out at the Executives normal retirement date and/or when he/she is no longer entitled to receive disability benefits under his/her principal disability insurance policy. The annual benefit payment under this scenario is as follows: $153,166 to Mr. Ward, $48,000 to Ms. Pelfrey, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.

In the event of the Executive’s death, the Bank is obligated to begin benefit payments to the beneficiary within one month. Monthly installments are to be paid out over a 15 year period. The annual benefit payment under this scenario for each Executive is as follows: $153,166 to Mr. Ward, $48,000 to Ms. Pelfrey, Mr. Tognazzini, Ms. Torres and Mr. Stasinis.

Stock Performance Graph
The following graph presents the cumulative, total return for the Company's Common Stock compared with the S&P 500, a broad market index of the 500 largest stocks traded on the New York Stock Exchange, the Nasdaq Composite Index and the SNL Western Bank Index. The graph assumes the value of an investment in the Company's Common Stock, the S&P 500, the Nasdaq Composite Index and the SNL Western Bank Index each was $100 on December 31, 2000 and that all dividends were reinvested. The chart represents the average closing price for the month of December in each of the years presented. It should be noted that historical performance information is no guarantee of future performance.

		Period Ending
Index	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05	12/31/06
Heritage Oaks Bancorp	100.00	96.89	152.82	190.72	296.05	254.14
NASDAQ Composite	100.00	68.76	103.67	113.16	115.57	127.58
SNL Western Bank Index	100.00	109.41	148.21	168.43	175.36	197.86

Source : SNL Financial LC, Charlottesville, VA
© 2007	www.snl.com

Transactions with Related Persons
Except as set forth in the next paragraph and set forth below under “Indebtedness of Management” there have been no transactions, or series of similar transactions, during 2006, or any currently proposed transaction, or series of similar transactions, to which the Company or the Bank were or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of the Company or the Bank, executive officer of the Company or the Bank, any Stockholder owning of record or beneficially 5% or more of the Company's Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

The Bank leases its main Santa Maria office from a group of three individuals and the Fugate Family Limited Partnership. Each of such lessors has a 25% ownership interest in the building. Mark C. Fugate, who is a director of the Company and the Bank, has approximately a one-third interest in the Fugate Family Limited Partnership. The Bank paid total rent of $204,755 in 2006 for the office building. The lease extends until 2012 with a rental of $17,623 per month for 2007 and is subject to yearly consumer price index increases. This lease and the Company’s interest in the Fugate Family Limited Partnership were acquired through the acquisition of Hacienda Bank in 2003. Management believes the terms of this lease are fair and within market standards.

Indebtedness of Management
The Company, through the Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2006 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Company and the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation and Organization Committee are Directors Simas, Bryant, Fugate, Lacey, O’Hare, and Morris. No member of the Compensation and Organization Committee was a current or former officer or employee of the Company or its subsidiaries during the year or is a former officer of the Company. See “Transactions with Related Persons” above for disclosure concerning a lease transaction with an entity partially owned by Mr. Fugate.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Vavrinek, Trine, Day & Co. LLP (“Vavrinek”) served the Company as independent public accountants for the 2006 fiscal year. Vavrinek has no interest, financial or otherwise, in the Company. The services rendered by Vavrinek during the 2006 fiscal year were audit services, consultation in connection with various accounting matters, preparation of corporation income tax returns and merger related services. The Board of Directors of the Company approved each professional service rendered by Vavrinek during the 2006 fiscal year. Representatives of Vavrinek are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

The Audit Committee of the Company has selected Vavrinek to serve as the independent public accountants for the 2007 fiscal year and recommend that the stockholders vote "FOR" approval to ratify the selection of Vavrinek as the Company's independent public accountants for the 2007 fiscal year.

Fees Paid to the Independent Auditors
During the fiscal years ended December 31, 2006 and 2005, fees paid to the Company’s independent auditor, Vavrinek, consisted of the following:
Audit Fees. Aggregate audit fees billed to the Company by Vavrinek for the 2005 and 2006 fiscal years for audit of annual financial statements and review of those financial statements included in quarterly reports on Form 10-Q, annual reports on Form 10-K, totaled $74,540 and,$224,274 respectively. 2006 fees includes audit fees related to SOX 404.

Audit-Related Fees. Audit-related fees billed to the Company by Vavrinek for the 2005 and 2006 fiscal years were $18,575 and $20,350 relating to the audit of the company’s employee benefit plans.

Tax Fees. The aggregate fees billed to the Company by Vavrinek for the 2005 and 2006 fiscal years for tax compliance, tax advice, or tax planning totaled $7,675 and $5,580 respectively.

All Other Fees. There were no other fees billed to the Company by Vavrinek during the 2005 or 2006 fiscal years.

For the fiscal year 2006 the Audit committee considered and deemed the services provided by Vavrinek compatible with maintaining the principle accountant’s independence. The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from the Company’s independent public accountant.

Less than half the total hours expended on Vavrinek’s engagement to audit our financial statements for the 2006 fiscal year were attributed to work performed by persons other than Vavrinek’s full-time permanent employees.

FORM 10-K
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GWEN R. PELFREY, SECRETARY, HERITAGE OAKS BANCORP, 545 12TH STREET, PASO ROBLES, CALIFORNIA, 93446 OR ON THE COMPANY’S WEBSITE, WWW.HERITAGEOAKSBANCORP.COM.

STOCKHOLDER'S PROPOSALS
Next year’s Annual Meeting of Stockholders will be held on May 22, 2008. The deadline for stockholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2008 Annual Meeting of Stockholders is December 21, 2007. All proposals should be submitted by Certified Mail-Return Receipt Requested, to Gwen R. Pelfrey, Secretary, Heritage Oaks Bancorp, 545 12th Street, Paso Robles, California, 93446.

OTHER MATTERS
The Board of Directors knows of no other matters that will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting in accordance with the terms of such proxies.

HERITAGE OAKS BANCORP
Paso Robles, California
April 23, 2007

/s/ Gwen R. Pelfrey
By: Gwen R. Pelfrey
Secretary

APPENDIX “A”
AUDIT COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Audit Committee (“Committee”) of the Board of Directors is composed of five independent directors. The members are: Director Campbell (Chairman), Bryant, Dewar, Fugate and O’Hare. The Committee held ten meetings during 2006.

The Committee oversees the financial reporting process for Heritage Oaks Bancorp (the “Company”) on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Committee read and analyzed the annual financial statements to be included in the Annual Report and Form 10-K.

In accordance with Statements on Accounting Standards (SAS) No. 61, discussions were held with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions include the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management discussions made in developing the financial statements. In addition, the Committee has discussed with the independent auditors their independence from Heritage Oaks Bancorp and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee has also met and discussed with management and its independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by Heritage Oaks Bancorp, and the selection of Heritage Oaks Bancorp’s independent auditors.

Pursuant to the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2006.

Signed and adopted by the Audit Committee this 29th day of March 2007.

/s/ Donald Campbell
Committee Chairman

/s/ Dr. B.R. Bryant
Director/Committee Member

/s/ Kenneth Dewar
Director/Committee Member

/s/ Mark C Fugate
Director/Committee Member

/s/ Daniel J O’Hare
Director/Committee Member

ANNUAL MEETING OF STOCKHOLDERS OF

HERITAGE OAKS BANCORP

May 24, 2007

PROXY VOTING INSTRUCTIONS

MAIL- Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -
TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone	ACCOUNT NUMBER
and follow the instructions. Have your proxy card
available when you call.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IFyou are not voting via telephone.

20930000000000001000 2	052407

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. TO ELECT THE FOLLOWING NINE (9) PERSONS TO THE BOARD OF DIRECTORS OF			FOR AGAINST ABSTAIN
HERITAGE OAKS BANCORP TO SERVE UNTIL THE NEXT ANNUAL MEETING OF			2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ☐ ☐ ☐
STOCKHOLDERS UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:			PUBLIC ACCOUNTANTS
	NOMINEES:		TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO. LLP
☐ FOR ALL NOMINEES	O	Donald H. Campbell	AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2007
	O	Kenneth L. Dewar	FISCAL YEAR
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Mark C. Fugate Dee T. Lacey	In their discretion, the Proxies are authorized to vote on such other matters as may
	O	Merle F. Miller	properly come before the meeting. This Proxy is solicited on behalf of the Board of Directors
☐ FOR ALL EXCEPT (See instructions below)	O O	Michael J. Morris Daniel J. O'Hare	and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR Proposals 1 and 2. Discretionary authority to cumulate votes
	O	Alexander F. Simas	is granted hereby.
	O	Lawrence P. Ward
*NOTE* Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement, and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

HERITAGE OAKS BANCORP
REVOCABLE PROXY FOR ANNUAL MEETING OF
STOCKHOLDERS, MAY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder (s) of Heritage Oaks Bancorp (the "Company") hereby appoints, constitutes and nominates Donald H. Campbell, Michael J. Morris and Merle F. Miller, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 545 12th Street, Paso Robles, California on Thursday, May 24, 2007 at 7:00 pm local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

HERITAGE OAKS BANCORP

May 24, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided IFyou are not voting via telephone.

20930000000000001000 2	052407

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. TO ELECT THE FOLLOWING NINE (9) PERSONS TO THE BOARD OF DIRECTORS OF			FOR AGAINST ABSTAIN
HERITAGE OAKS BANCORP TO SERVE UNTIL THE NEXT ANNUAL MEETING OF			2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ☐ ☐ ☐
STOCKHOLDERS UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:			PUBLIC ACCOUNTANTS
	NOMINEES:		TO RATIFY THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO. LLP
☐ FOR ALL NOMINEES	O	Donald H. Campbell	AS THE COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2007
	O	Kenneth L. Dewar	FISCAL YEAR
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Mark C. Fugate Dee T. Lacey	In their discretion, the Proxies are authorized to vote on such other matters as may
	O	Merle F. Miller	properly come before the meeting. This Proxy is solicited on behalf of the Board of Directors
☐ FOR ALL EXCEPT (See instructions below)	O O	Michael J. Morris Daniel J. O'Hare	and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR Proposals 1 and 2. Discretionary authority to cumulate votes
	O	Alexander F. Simas	is granted hereby.
	O	Lawrence P. Ward
*NOTE* Such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting, Proxy Statement, and Annual Report that accompanies this proxy and ratifies all lawful actions taken by the above named proxies.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.